EXHIBIT 29
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                                VOTING AGREEMENT

                  VOTING AGREEMENT (this "Agreement") dated July 23, 2004, by and among NELSON PELTZ ("Peltz") and PETER W. MAY ("May"). Peltz and May are sometimes each referred to as a "Stockholder".


                                   BACKGROUND

                  DWG Acquisition Group, L.P., a Delaware limited partnership ("DWG"), is the record owner of shares of Class A Common Stock, par value $0.10 per share (the "Class A Common Stock"), of Triarc Companies, Inc., a Delaware corporation (the "Company"), and shares of Class B Common Stock, par value $0.10 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of the Company. 67.37% of such shares of Class A Common Stock and 75.79% of such shares of Class B Common Stock are beneficially owned by Peltz and 32.63% of such shares of Class A Common Stock and 24.21% of such shares of Class B Common Stock are beneficially owned by May.

                  Pursuant to the Agreement of Limited Partnership of DWG, dated as of September 25, 1992, as amended (the "DWG Partnership Agreement"), all acts and decisions of DWG (including without limitation the voting of shares of Common Stock owned by DWG) require the approval, consent or agreement of both Peltz and May, as the sole general partners of DWG.

                  Peltz and May desire to dissolve and wind up the affairs of DWG and to distribute 4,059,055 shares of Class A Common Stock and 3,610,376 shares of Class B Common Stock to Peltz and 1,965,607 shares of Class A Common Stock and 1,153,058 shares of Class B Common Stock to May.

                  The parties wish to replicate the voting arrangements contained in the DWG Partnership Agreement for all shares of Common Stock owned or hereafter acquired by them (the "Shares") and to provide for certain other rights and obligations.

                  In consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                     VOTING

                  1.1 General. From and after the execution of this Agreement and the dissolution and winding up of DWG, at any regular or special meeting of stockholders of the Company or in any written consent executed in lieu of such a meeting of stockholders, no Stockholder and no Affiliate Transferee (as defined below) shall vote his or its Shares without the prior approval, consent or agreement of both Peltz and May.

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                                                                               2

                  1.2 After-Acquired Securities. All of the provisions of this Agreement shall apply to all of the Shares now owned or which may be issued or transferred hereafter to a Stockholder in consequence of any additional issuance, purchase, exchange or reclassification of any of such Shares, corporate reorganization, or any other form of recapitalization, consolidation, merger, share split or share dividend, or which are acquired by a Stockholder in any other manner.

                                   ARTICLE II

                                    TRANSFERS

                  2.1 Transfers Generally. Subject to Section 2.2, either Stockholder and any Affiliate Transferee may sell, give, assign or otherwise dispose of (whether by operation of law or otherwise) (each a "transfer") any and all Shares free and clear of the rights and obligations of this Agreement.

                  2.2 Transfers to Family Members and Affiliates. Notwithstanding anything to the contrary contained in this Agreement, (a) no Stockholder who is an individual may transfer all or a portion of his Shares to
(i) a member of such Stockholder's immediate family, which shall include his spouse, siblings, children or grandchildren or nieces or nephews ("Family Members") or (ii) a trust, corporation, partnership or limited liability company, all or part of the beneficial interests in which are held by such Stockholder or one or more Family Members of such Stockholder and (b) no Stockholder who is an entity may transfer all or a portion of its Shares to any of its "affiliates" (as defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) (the transferees referred to in the preceding clauses (a) and (b) are each referred to as an "Affiliate Transferee"), unless, in either case, such Affiliate Transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to an instrument substantially in the form attached hereto as Exhibit A. Upon becoming a party to this Agreement, such Affiliate Transferee shall be bound to the terms and conditions of this Agreement as an Affiliate Transferee with respect to the Shares transferred to such Affiliate Transferee.

                  2.3 Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing Shares now held or hereafter acquired by either Stockholder and any Affiliate Transferee shall for as long as this Agreement is effective bear legends substantially in the following forms:

                  THE SALE, GIFT, ASSIGNMENT OR OTHER DISPOSITION (EACH A "TRANSFER") AND VOTING OF ANY OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THE VOTING AGREEMENT, DATED AS OF JULY 23, 2004, BETWEEN THE STOCKHOLDERS NAMED THEREIN, A COPY OF WHICH MAY BE INSPECTED AT THE COMPANY'S PRINCIPAL OFFICE. THE COMPANY WILL NOT REGISTER THE TRANSFER OF SUCH SECURITIES ON THE BOOKS OF THE

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                                                                               3

                  COMPANY UNLESS AND UNTIL THE TRANSFER HAS BEEN MADE IN COMPLIANCE WITH THE TERMS OF THE VOTING AGREEMENT.

                                   ARTICLE III

                                  MISCELLANEOUS

                  3.1 Notices. All notices, demands or other communications provided for or permitted hereunder to any Stockholder shall be made in writing and shall be by registered or certified first class mail, return receipt requested, telecopier, courier service, or personal delivery to the Stockholder, at his or its address as it appears on the record books of the Company. All such notices, demands and other communications shall be deemed to have been duly given when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial courier service; five (5) business days after being deposited in the mail, postage prepaid, if mailed; and when receipt is mechanically acknowledged, if telecopied. Any party may by notice given in accordance with this Section 3.1 designate another address or individual or entity for receipt of notices hereunder.

                  3.2 Successors and Assigns; Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon successors and permitted assigns of the parties hereto. This Agreement is not assignable except in connection with a transfer of Shares in accordance with this Agreement. No individual or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

                  3.3 Amendment and Waiver.

                           (a) No failure or delay on the part of any party
hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                           (b) Any amendment, supplement or modification of or
to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by Peltz and May. Any such amendment, supplement, modification, waiver or consent shall be binding upon the all of the Stockholders and Affiliate Transferees.

                  3.4 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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                                                                               4

                  3.5 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  3.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

                  3.7 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

                  3.8 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

                  3.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

3.10 Term of Agreement. This Agreement shall become effective upon the execution hereof and shall terminate upon the date either Peltz or May determines and notifies in writing to the other or upon the date of the death of either Peltz or May.

3.11 Further Assurances. Each of the parties shall, and shall cause their respective affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [Remainder of page intentionally left blank]


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                  IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Voting Agreement on the date first written above.


                                       /s/ Nelson Peltz
                                       -----------------------------------
                                       NELSON PELTZ


                                       /s/ Peter W. May
                                       -----------------------------------
                                       PETER W. MAY

                                                                       EXHIBIT A
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                          ACKNOWLEDGMENT AND AGREEMENT

                  The undersigned wishes to receive from [insert name] ("Transferor") certain shares or certain options, warrants or other rights to purchase [insert number] shares, par value $0.10 per share, of [Class A] [Class B] Common Stock (the "Shares") of Triarc Companies, Inc., a Delaware corporation (the "Company");

                  The Shares are subject to the Voting Agreement, dated July 23, 2004 (as amended from time to time, the "Agreement"), by and among Nelson Peltz and Peter W. May;

                  The undersigned has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms;

                  Pursuant to the terms of the Agreement, the Transferor may not transfer such Shares to an Affiliate Transferee (as defined in the Agreement) unless and until such Affiliate Transferee agrees to be bound by the terms and conditions of the Agreement pursuant to an instrument substantially in the form hereto; and

                  The undersigned, being an Affiliate Transferee, wishes to receive such Shares.

                  In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Transferor to transfer such Shares to the undersigned Affiliate Transferee, the undersigned does hereby acknowledge and agree that (i) he[/she] has been given a copy of the Agreement and afforded ample opportunity to read and to have counsel review it, and the undersigned is thoroughly familiar with its terms, (ii) the Shares are subject to the terms and conditions set forth in the Agreement, and (iii) the undersigned does hereby agree fully to be bound thereby as a "Stockholder" (as therein defined).

                  This ________ day of ________, 20__.



                                      [insert name of Affiliate Transferee]


                                      By:
                                          ----------------------------
                                          Name:
                                          Title: